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[LETTERHEAD FOR MANATT PHELPS PHILLIPS]

                                                             File No:  14359-040
August 17, 1998
                                                                EXHIBIT 5.1



Greater Bay Bancorp
2860 West Bayshore Road
Palo Alto, CA  94303

          RE:       GREATER BAY BANCORP

Ladies and Gentlemen:

     As special counsel for Greater Bay Bancorp, a California corporation ("GBB"), in connection with GBB's Registration Statement on Form S-3 (File No. 333-___) (the "Registration Statement"), registering under the Securities Act of 1933, as amended (the "Securities Act"), a maximum of 400,000 shares of GBB's common stock, no par value ("GBB Stock"), to be sold on behalf of a certain stockholder of GBB Stock (the "Offering"), we have been requested to render this opinion.

     For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

          1. The Articles of Incorporation of GBB, as amended and presently in effect certified by the Secretary of State of the State of California as of August 17, 1998;

          2. The Bylaws of GBB, as amended and presently in effect certified by the Assistant Secretary of GBB as of August 17, 1998;

          3.   The Registration Statement; and

          4. Resolutions adopted at a meeting of the Board of Directors of GBB held on February 17, 1998 pertaining to the meetings of the Board of Directors of GBB pertaining to the Offering.

     With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. In rendering the opinions contained herein, we have relied without independent
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MANATT, PHELPS & PHILIPS, LLP

Greater Bay Bancorp
August 17, 1998
Page 2

investigation, with your consent, solely upon certificates from the officers of GBB as to all factual matters. We express no opinion as to the statistical information and the financial statements, the notes thereto and related schedules and other financial data, included, or documents incorporated by reference, in the Registration Statement.

     Based on the foregoing, subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that the shares of GBB Stock to be sold in the Offering will, when delivered in the manner and on the terms described in the Registration Statement (after and while the Registration Statement is declared effective and assuming no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, or proceedings therefor initiated or threatened by the Commission), will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

     This opinion is limited to the current laws of the State of California and the Securities Act and the regulations promulgated thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the Securities Act or such regulations be changed by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Common Stock" in the prospectus which is part of the Registration Statement.

                              Very truly yours,

                              /s/ Manatt, Phelps & Phillips, LLP

                              Manatt, Phelps & Phillips, LLP



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